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                                                                     EXHIBIT 8.1


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                  May 9, 2001



Metris Receivables, Inc.
10900 Wayzata Boulevard
Suite 723
Minnetonka, Minnesota  55305


                  Re:      METRIS MASTER TRUST
                           METRIS RECEIVABLES, INC. (TRANSFEROR)
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Metris Receivables, Inc., a Delaware corporation ("MRI"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on May 9, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Securities (collectively, the "Securities") to be issued from time to time in series (each, a "Series") and representing an undivided interest in Metris Master Trust (the "Trust"). Such Securities will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of July 30, 1998, between the MRI, as Transferor, Direct Merchants Credit Card Bank, National Association, as Servicer, and U.S. Bank National Association, as Trustee (as amended, the "Pooling and Servicing Agreement").

                  We hereby confirm that the statements set forth in the prospectus relating to the Securities (the "Prospectus") forming a part of the Registration Statement under the heading "Income Tax Matters," and the statements set forth in the prospectus supplement relating to the Securities (the "Prospectus Supplement") forming a part of the Registration Statement under the heading "Summary of Terms--Tax Status," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

                  We note that the form of Prospectus Supplement does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction. In the event that our opinions referred to in the preceding paragraph were to require modification in the context of an actual transaction, we hereby undertake, if we are special tax counsel to MRI with respect to such transaction, to include any such modifications in a tax opinion


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Metris Receivables, Inc.
May 9, 2001
Page 2

(including a consent to filing) filed with the Securities and Exchange Commission pursuant to a post-effective amendment to the Registration Statement or Form 8-K prior to the time of sales.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,


                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                          --------------------------------------
                                          ORRICK, HERRINGTON & SUTCLIFFE LLP